Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Suke Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Ordinary Shares, $0.0001 par value	(1)	457(a)	1,725,000	$5.00	$8,625,000.00		$1,320.49
Fees Previously Paid	Equity	Ordinary Shares, $0.0001 par value, registered on behalf of the selling shareholders	(2)	457(a)	1,750,000	$5.00	$8,750,000.00		$1,339.63

Total Offering Amounts:							$17,375,000.00		2,660.12
Total Fees Previously Paid:									2,660.12
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Includes the aggregate offering price of additional shares that the underwriters have a 45-day option to purchase to cover over-allotments, if any.

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional Ordinary Shares as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional Ordinary Shares as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.

Represents the 1,750,000 Ordinary Shares held by the selling shareholders named in the resale prospectus that is part of the registration statement to which this exhibit is attached.